UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2021

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
	131 Oyster Point Blvd. Suite 600	Identification No.)

South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(415) 231-5660
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock	ALEC	The Nasdaq Stock Market LLC
(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On March 1, 2021, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved annual base salaries, effective March 1, 2021, and target cash incentive compensation plan percentages for 2021 (reflected as a percentage of base salary) for the following principal executive officer, principal financial officer and other named executive officers of the Company:

Name and Current Position	Prior Salary	Increase ($)	2021 Base Salary	2021 Target Cash Incentive Compensation Plan
Arnon Rosenthal, Ph.D. Chief Executive Officer	$560,000	$18,480	$578,480	55%
Shehnaaz Suliman, M.D. President and Chief Operating Officer	$500,000	n/a	$500,000	45%
Calvin Yu Vice President, Finance	$300,000	$10,000	$310,000	30%
Robert Paul, M.D. Chief Medical Officer	$440,000	$10,000	$450,000	40%
Robert King, Ph.D. Chief Development Officer	$425,000	$15,000	$440,000	40%

A description of our cash executive incentive compensation plan can be found under the section titled “Executive Compensation” in our prospectus relating to our recent public offering of common stock filed with the SEC on January 30, 2020 pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.
Date: March 5, 2021	By: /s/ Shehnaaz Suliman
Shehnaaz Suliman, M.D.
President and Chief Operating Officer